Execution Version THIRD AMENDMENT TO TERM LOAN AGREEMENT This THIRD AMENDMENT TO TERM LOAN AGREEMENT (this “Amendment”), dated as of February 5, 2026, is entered into by and among INVITATION HOMES OPERATING PARTNERSHIP LP, a Delaware limited partnership (the “Borrower”), each of the LENDERS party hereto, CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent (in such capacity, the “Administrative Agent”), and, solely for the purposes of Sections 3, 4, 5, and 7 hereof, each of the GUARANTORS party hereto. Capitalized terms used herein but not otherwise defined herein shall have the meanings provided for such terms in the Amended Loan Agreement described below. RECITALS WHEREAS, the Borrower and the Lenders from time to time party thereto, and the Administrative Agent are party to that certain Term Loan Agreement, dated as of June 22, 2022, as amended on September 9, 2024 pursuant to a certain First Amendment to Term Loan Agreement, as amended on April 28, 2025 pursuant to a certain Second Amendment to Term Loan Agreement (as heretofore amended, modified, extended or supplemented, the “Existing Loan Agreement” and, as amended by this Amendment, the “Amended Loan Agreement”). WHEREAS, the Borrower, the Lenders, and the Administrative Agent have agreed to modify the Existing Loan Agreement as herein set forth. NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows: SECTION 1. Amendments to Loan Agreement. The parties hereto agree that effective as of the Third Amendment Effective Date (as defined below), subject to all of the terms and conditions set forth in this Amendment, the definition of “Total Asset Value” in Section 1.01 of the Existing Loan Agreement is hereby amended and restated in its entirety to read as follows: “Total Asset Value” means, as of any date of determination, without duplication, an amount equal to the sum of the Consolidated Group’s Ownership Share of each of the following types of assets (in each case determined in accordance with GAAP as of such date of determination) owned by a Consolidated Party or Investment Affiliate: (a) with respect to each Occupied Owned Property that has been owned for at least four full fiscal quarters, an amount equal to the quotient of (i) the Net Operating Income from such Occupied Owned Property for such period, divided by (ii) the Capitalization Rate (but in no event less than zero); (b) with respect to each Occupied Owned Property that has been owned for less than one full fiscal quarter, the Book Value of such Occupied Owned Property;

2 (c) with respect to each Occupied Owned Property that has been owned for at least one full fiscal quarter, but fewer than four full fiscal quarters, either (i) the Book Value of such Occupied Owned Property; or (ii) if the Borrower has made a one-time, irrevocable election by written notice to the Administrative Agent to value such Occupied Owned Property in accordance with this clause (c)(ii) (and in a corresponding manner for purposes of determining the Unencumbered Asset Value if such Occupied Owned Property is an Unencumbered Asset); then (A) if such Occupied Owned Property has been owned for at least one full fiscal quarter, but fewer than two full fiscal quarters, an amount equal to (1) the aggregate Net Operating Income from such Occupied Owned Property for such fiscal quarter, multiplied by 4, divided by (2) the Capitalization Rate (but in no event less than zero); (B) if such Occupied Owned Property has been owned for at least two full fiscal quarters, but fewer than three full fiscal quarters, an amount equal to (1) the aggregate Net Operating Income from such Occupied Owned Property for such two fiscal quarters, multiplied by 2, divided by (2) the Capitalization Rate (but in no event less than zero); and (C) if such Occupied Owned Property has been owned for at least three full fiscal quarters, but fewer than four full fiscal quarters, an amount equal to (1) the aggregate Net Operating Income from such Occupied Owned Property for such three fiscal quarters, multiplied by 4/3, divided by (2) the Capitalization Rate (but in no event less than zero); (d) Unrestricted Cash and cash in respect of Section 1031 exchanges and cash held in escrow with respect to securitization transactions (excluding any portion thereof that has been deducted from Total Outstanding Indebtedness, Total Outstanding Secured Indebtedness or Total Outstanding Unsecured Indebtedness in the calculation of the Financial Covenants); (e) with respect to Undeveloped Land, the Book Value of such Undeveloped Land; (f) with respect to each Development Property, the Book Value of such Development Property; (g) with respect to each Vacant Owned Property, the Book Value of such Vacant Owned Property; (h) with respect to any mortgage loan receivable, the Book Value of such mortgage loan receivable;

3 (i) with respect to any investment by a Consolidated Party in the common equity interests of any Investment Affiliate that does not own any assets of the type described in clauses (a) through (h) above, the Book Value of such investment; (j) cash deposited with home builders for the forward acquisition of “built for rental” properties (excluding any portion thereof that has been deducted from Total Outstanding Indebtedness, Total Outstanding Secured Indebtedness or Total Outstanding Unsecured Indebtedness in the calculation of the Financial Covenants); and (k) fee income generated from asset and property management fees with respect to assets and properties managed by a Consolidated Party for the most recent fiscal quarter, as annualized, multiplied by eight. Notwithstanding anything to the contrary contained above: (1) in calculating Total Asset Value as of any date of determination, Real Estate Assets disposed of at any time prior to such date shall not be included in the calculation of Total Asset Value; (2) not more than five percent (5%) of Total Asset Value at any time may be in respect of Undeveloped Land, with any excess over such limit being excluded from Total Asset Value; (3) the sum of (i) Development Properties, (ii) Vacant Owned Property, and (iii) Undeveloped Land shall not be more than seventeen and one-half percent (17.5%) of Total Asset Value at any time, with any excess over such limit being excluded from Total Asset Value; (4) not more than five percent (5%) of Total Asset Value at any time may be in respect of mortgage loan receivables, with any excess over such limit being excluded from Total Asset Value; (5) not more than twenty percent (20%) of Total Asset Value at any time may be in respect of investments in Investment Affiliates described in clauses (a) through (k) above, with any excess over such limit being excluded from Total Asset Value; (6) not more than seven and one-half percent (7.5%) of Total Asset Value at any time may be in respect of investments described in clause (i) above, with any excess over such limit being excluded from Total Asset Value; (7) not more than $750,000,000 of Total Asset Value at any time may be in respect of Vacant Owned Properties, with any excess over such limit being excluded from Total Asset Value; (8) not more than fifteen percent (15.0%) of Total Asset Value at any time may be in respect of Multi-Family Rental Properties, with any excess over such limit being excluded from Total Asset Value;

4 (9) not more than five percent (5.0%) of Total Asset Value at any time may be in respect of Condominium Properties, with any excess over such limit being excluded from Total Asset Value; (10) not more than $200,000,000 of Total Asset Value at any time may be in respect of investments described in clause (j) above, with any excess over such limit being excluded from Total Asset Value; (11) the limitations set forth in clauses (2), (3), (4), (7), (8), (9) and (10) above shall not apply to investments in Investment Affiliates, which shall be governed solely by clauses (1), (5) and (6) above and clause (12) below; and (12) not more than thirty percent (30%) of Total Asset Value at any time may be in respect of the sum of, without duplication, (A) investments described in clauses (e), (f), (g) and (h) above and (B) the aggregate amount of investments in Investment Affiliates described in clauses (a) through (k) above, with any excess over such limit being excluded from Total Asset Value. SECTION 2. Conditions to Effectiveness. This Amendment shall become effective upon the Administrative Agent’s receipt of the counterparts of this Amendment, duly executed and delivered by each of the Loan Parties, each Lender and the Administrative Agent, each of which shall be originals or in .pdf or other electronic format (followed promptly by originals) in each case in accordance with Section 8 hereof (the first date on which such condition precedent has been satisfied being referred to herein as the “Third Amendment Effective Date”). SECTION 3. Representations and Warranties of Loan Parties After giving effect to this Amendment, the Borrower reaffirms that the representations and warranties of the Borrower set forth in the Amended Loan Agreement shall be true and correct in all material respects, without duplication of materiality qualifiers set forth in such representations and warranties, on and as of the Third Amendment Effective Date, except (x) to the extent that such representations and warranties expressly relate solely to an earlier date in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date, without duplication of materiality qualifiers set forth in such representations and warranties, and (y) for changes in factual circumstances specifically and expressly permitted under the Loan Documents. The Borrower represents and warrants (which representations and warranties shall survive the execution and delivery hereof) to the Administrative Agent and the Lenders that: (a) the Loan Parties have the requisite power and authority to execute and deliver this Amendment and to perform their respective obligations under this Amendment and the Amended Loan Agreement, and the execution and delivery of this Amendment and the performance of this Amendment and the Amended Loan Agreement have been duly authorized by all necessary corporate, partnership, limited liability company or other organizational action; (b) no consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person is required in connection with, the

5 execution and delivery of this Amendment or the performance of this Amendment or the Amended Loan Agreement; (c) this Amendment has been duly executed and delivered by or on behalf of each Loan Party and constitutes its legal, valid and binding obligation enforceable against such Loan Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law; (d) No Default or Event of Default has occurred and is continuing on the Third Amendment Effective Date; and (e) the execution and delivery of this Amendment and the performance of this Amendment and the Amended Loan Agreement (i) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority having jurisdiction over any Loan Party, except for any violation of any applicable law or regulation that would not reasonably be expected to have a Material Adverse Effect, (ii) will not violate or result in a default under any indenture, agreement or other instrument binding upon the Borrower or any of its Subsidiaries or their assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries, except for any violation or default that would not reasonably be expected to have a Material Adverse Effect, and (iii) will not result in the creation or imposition of any Lien on any asset of any Loan Party. SECTION 4. Affirmation of Guarantors. Each Guarantor hereby approves and consents to this Amendment and the transactions contemplated by this Amendment and agrees and affirms that its guarantee of the Obligations continues to be in full force and effect and is hereby ratified and confirmed in all respects and shall apply to the Amended Loan Agreement and all of the other Loan Documents to the extent applicable by their terms, as such are amended, restated, supplemented or otherwise modified from time to time in accordance with their terms. SECTION 5. Ratification. (a) Except as herein agreed, the Amended Loan Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and affirmed by the Loan Parties. (b) This Amendment shall be limited precisely as written and, except as expressly provided herein, shall not be deemed (i) to be a consent granted pursuant to, or a waiver, modification or forbearance of, any term or condition of the Amended Loan Agreement or any of the instruments or agreements referred to therein or a waiver of any Default or Event of Default under the Amended Loan Agreement, whether or not known to the Administrative Agent, or any of the Lenders, or (ii) to prejudice any right or remedy which the Administrative Agent or any of the Lenders may now have or have in the future against any Person under or in connection with the Amended Loan Agreement, any of the instruments or agreements referred to therein or any of the transactions contemplated thereby.

6 SECTION 6. Modifications. Neither this Amendment, nor any provision hereof, may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into pursuant to Section 9.02 of the Amended Loan Agreement. SECTION 7. References. The Loan Parties acknowledge and agree that this Amendment constitutes a Loan Document. From and after the Third Amendment Effective Date, each reference in the Amended Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in each other Loan Document (and the other documents and instruments delivered pursuant to or in connection therewith) to the “Loan Agreement”, “thereunder”, “thereof” or words of like import, shall mean and be a reference to the Amended Loan Agreement and as the Amended Loan Agreement may in the future be amended, restated, supplemented or modified from time to time. SECTION 8. Counterparts; Execution. This Amendment may be in the form of an Electronic Record (in “.pdf” form or otherwise) and may be executed using Electronic Signatures, which shall be considered as originals and shall have the same legal effect, validity and enforceability as a manually executed signature or the use of a paper-based recordkeeping system. This Amendment may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts shall be one and the same Amendment. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by the Administrative Agent of a manually signed Amendment which has been converted into electronic form (such as scanned into “.pdf” format), or an electronically signed Amendment converted into another format, for transmission, delivery and/or retention. Notwithstanding anything contained herein to the contrary, the Administrative Agent is under no obligation to accept an Electronic Signature in any form or in any format unless expressly agreed to by such Person pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Administrative Agent has agreed to accept such Electronic Signature, the Administrative Agent and each of the Lenders shall be entitled to rely on any such Electronic Signature purportedly given by or on behalf of any party without further verification and regardless of the appearance or form of such Electronic Signature and (ii) upon the request of any party, any Electronic Signature shall be, as promptly as practicable, followed by such manually executed counterpart. “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time. SECTION 9. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. SECTION 10. Severability. Any provision of this Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. SECTION 11. Governing Law; Jurisdiction; Waiver of Jury Trial.

7 (a) This Amendment shall be construed in accordance with and governed by the laws of the State of New York. (b) Sections 9.09(b) and (c) of the Amended Loan Agreement are incorporated herein, mutatis mutandis, as if a part hereof. (c) Section 9.10 of the Amended Loan Agreement is incorporated herein, mutatis mutandis, as if a part hereof. SECTION 12. Headings. Section headings in this Amendment are included for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment. SECTION 13. Entire Agreement. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Without limitation of the foregoing: THIS AMENDMENT REPRESENTS THE FINAL AGREEMENT AMONG THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. [The remainder of this page left blank intentionally]

[Signature Page – Invitation Homes Third Amendment to Term Loan Agreement] IN WITNESS WHEREOF, the undersigned have caused this Amendment to be duly executed and delivered by their respective authorized officers as of the day and year first above written. BORROWER: INVITATION HOMES OPERATING PARTNERSHIP LP By: Invitation Homes OP GP LLC, as general partner By: /s/ Jonathan Olsen……………………… Name: Jonathan Olsen Title: Executive Vice President and Chief Financial Officer

[Signature Page – Invitation Homes Third Amendment to Term Loan Agreement] GUARANTORS: Each of the Guarantors is hereby executing this Amendment for the purposes of acknowledging its agreement to the representations and warranties made by the Borrower with respect to such Guarantor under Section 3 of this Amendment, the affirmations made by such Guarantor under Section 4 of this Amendment and the ratifications, affirmations, confirmations and agreements made under Sections 5 and 7 of this Amendment. INVITATION HOMES INC., a Maryland corporation By: /s/ Jonathan Olsen……………………… Name: Jonathan Olsen Title: Executive Vice President and Chief Financial Officer INVITATION HOMES OP GP LLC By: /s/ Jonathan Olsen……………………… Name: Jonathan Olsen Title: Executive Vice President and Chief Financial Officer IH MERGER SUB, LLC By: /s/ Jonathan Olsen……………………… Name: Jonathan Olsen Title: Executive Vice President and Chief Financial Officer

[Signature Page – Invitation Homes Third Amendment to Term Loan Agreement] ADMINISTRATIVE AGENT: CAPITAL ONE, NATIONAL ASSOCIATION, as Administrative Agent and a Lender By: /s/ Melissa DeVito………………………… Name: Melissa DeVito Title: Authorized Signatory

[Signature Page – Invitation Homes Third Amendment to Term Loan Agreement] THE HUNTINGTON NATIONAL BANK, as a Lender By: /s/ Melissa Costello………………………… Name: Melissa Costello Title: AVP

[Signature Page – Invitation Homes Third Amendment to Term Loan Agreement] KEYBANK NATIONAL ASSOCIATION, as a Lender By: /s/ Thomas Z. Schmitt …… … Name: Thomas Z. Schmitt Title: Senior Vice President

[Signature Page – Invitation Homes Third Amendment to Term Loan Agreement] PNC BANK, NATIONAL ASSOCIATION, as a Lender By: /s/ Andrew T. White …… … Name: Andrew T. White Title: Senior Vice President

[Signature Page – Invitation Homes Third Amendment to Term Loan Agreement] REGIONS BANK, as a Lender By: /s/ William Chalmers ………… Name: William Chalmers Title: Senior Vice President

[Signature Page – Invitation Homes Third Amendment to Term Loan Agreement] U.S. BANK NATIONAL ASSOCIATION, as a Lender By: /s/ Travis H. Myers…………… Name: Travis H. Myers Title: Senior Vice President

[Signature Page – Invitation Homes Third Amendment to Term Loan Agreement] M&T BANK, as a Lender By: /s/ Cameron Daboll………… Name: Cameron Daboll Title: SVP / Director

[Signature Page – Invitation Homes Third Amendment to Term Loan Agreement] BANK OF MONTREAL, CHICAGO BRANCH, as a Lender By: /s/ Darin Mainquist………………………… Name: Darin Mainquist Title: Managing Director